SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 5, 2016
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)
(441) 278-0400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement

On October 5, 2016, Endurance Specialty Holdings Ltd. (“Endurance”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sompo Holdings, Inc. (“Sompo”) and Volcano International Limited, an indirect, wholly owned subsidiary of Sompo (“Merger Sub”). The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into Endurance (the “Merger”), with Endurance surviving the Merger as an indirect, wholly owned subsidiary of Sompo (the “Surviving Company”).

At the effective time of the Merger, each issued and outstanding ordinary share of Endurance (each, a “Company Share”) (other than ordinary shares owned by Endurance as treasury shares) will be automatically canceled and converted into the right to receive $93.00 in cash, without interest (the “Merger Consideration”).

At the effective time of the Merger, each option granted by Endurance outstanding and unexercised immediately prior to the Merger (whether or not vested or exercisable) will vest in full and be converted into the right to receive an amount in cash equal to the excess, if any, of (a) the Merger Consideration over (b) the exercise price payable in respect of such Company Share issuable under such option. At the effective time of the Merger, each Endurance restricted share will vest in full, in the case of time-based restricted shares or vest based on actual level of performance (as determined on the basis of the Merger Consideration) in the case of performance-based restricted shares, and will be converted, to the extent vested, into the right to receive the Merger Consideration, without interest. At the effective time of the Merger, each outstanding right, contingent or accrued, to acquire or receive Company Shares or benefits measured by the value of Company Shares (“RSU”) will vest in full and be converted into the right to receive an amount in cash equal to the product of (a) the total number of Company Shares subject to such RSU immediately prior to the effective time of the Merger times (b) the Merger Consideration. Payments will be made without interest as part of ordinary course payroll and will be subject to applicable withholding.

At the effective time of the Merger, each issued and outstanding 6.35% Non-Cumulative Preferred Share,  Series C (each, a “Series C Preferred Share”) and the related depositary shares, each of which represents a 1/1,000th interest in a Series C Preferred Share, of Endurance will remain issued and outstanding as a preferred share of the Surviving Company and will be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to the Series C Preferred Shares.

The Merger Agreement permits Endurance to pay out regular quarterly dividends not to exceed $0.38 per Company Share and $396.875 per Series C Preferred Share (equal to $0.396875 per depositary share).

The Merger Agreement contains various customary representations and warranties from each of Endurance, Sompo and Merger Sub. Endurance has also agreed to various customary covenants, including but not limited to conducting its business in the ordinary course and not engaging in certain types of transactions during the period between the execution of the Merger Agreement and the closing of the Merger. Endurance has also agreed not to discuss alternative acquisition proposals with, or solicit alternatative acquisition proposals from, third parties, subject to exceptions that allow Endurance under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals. The board of directors of Endurance (the “Board of Directors”) also has the ability to change its recommendation of the merger in respect of an alternative acquisition proposal that constitutes a “Superior Proposal” or in respect of intervening events not known to the Board of Directors prior to signing. In addition, the Board of Directors may terminate the Merger Agreement in order to accept an alternative acquisition proposal that constitutes a “Superior Proposal.” In each such case, the Board of Directors must determine that the failure to do so would be inconsistent with its fiduciary duties under Bermuda law.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, termination by Sompo in the event of a change in the recommendation of the Board of Directors or termination by Endurance in order to enter into an alternative acquisition agreement with respect to a Superior Proposal, Endurance will pay Sompo a cash termination fee of $204.9 million together with Sompo’s expenses relating to the Merger up to a cap of $15.8 million. In addition, if the Merger Agreement is terminated because Endurance’s shareholders do not approve the Merger or Endurance is in material breach of the Merger Agreement, Endurance will pay Sompo’s expenses relating to the Merger up to a cap of $15.8 million.

Consummation of the Merger is subject to certain conditions, including approval of Endurance’s shareholders of the Merger. Further conditions include the receipt of required regulatory approvals, including from the Bermuda Monetary Authority, the UK Prudential Regulation Authority, the UK Financial Conduct Authority, Lloyd’s of London, the Japan Financial Services Agency and insurance regulators in Delaware, Texas and California, and the absence of any law, injunction or order restraining the Merger. Endurance and Sompo make customary covenants to use their respective reasonable best efforts (subject to certain limitations) to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of Endurance, Sompo and Merger Sub contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in Endurance’s filings with the United States Securities and Exchange Commission and (ii) confidential disclosures made in the disclosure schedules delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Endurance, Sompo, Merger Sub or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Endurance, Sompo, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Endurance’s public disclosures.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with entering into the Merger Agreement, Sompo has required, among other things, that the following executive officers of Endurance execute and deliver an amended and restated employment agreement and amended and restated indemnification agreement, subject to and effective as of the closing of the Merger.

Amended and Restated Employment Agreement with John R. Charman

On October 5, 2016, Endurance and Merger Sub entered into an Amended and Restated Employment Agreement with John R. Charman, the Chairman of the Board of Directors and Chief Executive Officer of Endurance, subject to and effective as of the closing of the Merger (the “Charman Employment Agreement”). Mr. Charman’s current employment agreement with Endurance will remain in full force and effect through the closing of the Merger. If the Merger Agreement is terminated, the Charman Employment Agreement will terminate and have no force and effect.

The Charman Employment Agreement is for a five year term, followed by automatic one-year renewals unless notice of non-renewal is provided by Endurance or Mr. Charman at least 90 days prior to the end of the term. The Charman Employment Agreement specifies that Mr. Charman is to receive a $100 annual base salary and is not eligible to earn annual incentive compensation or long-term incentive compensation during the term of the Charman Employment Agreement. The Charman Employment Agreement provides for reimbursement of business travel expenses for Mr. Charman, the reimbursement of certain personal travel expenses of Mr. Charman and his family between Bermuda and the East Coast of the United States and the reimbursement of incremental taxes incurred as a result of travel on behalf of Endurance.

Under the Charman Employment Agreement, Endurance may separate Mr. Charman’s service from Endurance at any time as a result of disability, for cause or without cause. Mr. Charman may separate his service from Endurance at any time, with or without good reason. Mr. Charman’s service with Endurance will automatically be severed upon his death. Upon such termination events, Mr. Charman’s severance will consist of compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of Endurance are generally entitled.

Mr. Charman is subject to employee and customer non-solicitation and non-competition provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. The non-solicitation and non-competition obligations extend for two years (less any period of garden leave) following any separation from service (other than due to death).

Amended and Restated Indemnification Agreement with John R. Charman

Concurrent with the execution of the Charman Employment Agreement, Endurance entered into an Amended and Restated Indemnification Agreement with Mr. Charman on October 5, 2016, subject to and effective as of the closing of the Merger (the “Charman Indemnification Agreement”). Mr. Charman’s current indemnification agreement with Endurance will remain in full force and effect through the closing of the Merger. If the Merger Agreement is terminated, the Charman Indemnification Agreement will terminate and have no force and effect. The Charman Indemnification Agreement is substantially the same as the indemnification agreement it replaces.

The Charman Indemnification Agreement provides that Endurance will indemnify Mr. Charman to the full extent permitted by Bermuda law. In addition, the Charman Indemnification Agreement provides for the reimbursement by Endurance of Mr. Charman’s expenses related to the defense of claims arising from Mr. Charman’s services as a director, officer, employee, agent or fiduciary of Endurance. In the event indemnification is unavailable to Mr. Charman, the Charman Indemnification Agreement specifies contribution. Under the Charman Indemnification Agreement, Mr. Charman’s right to indemnification does not apply to claims arising from Mr. Charman’s fraud or dishonesty in relation to Endurance. In addition, Mr. Charman’s right of indemnification is limited where payment is to be made from another source, where indemnification is prohibited by law or where the claim arises as a result of liability under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.

The Charman Indemnification Agreement also specifies the minimum levels of directors’ and officers’ liability insurance to be purchased by Endurance, the procedure for the determination of Mr. Charman’s entitlement to indemnification by Endurance and the procedures to be followed in connection with the defense of third party claims subject to indemnification.

Form of Amended and Restated Employment Agreement

On October 5, 2016, Endurance and Merger Sub entered into an Amended and Restated Employment Agreement with each of Michael J. McGuire, Endurance’s Chief Financial Officer, John A. Kuhn, Endurance’s Chief Executive Officer, Global Insurance and John V. Del Col, Endurance’s General Counsel (each, an “Executive Employment Agreement”). The Executive Employment Agreement is subject to and effective as of the closing of the Merger. The current Endurance employment agreements entered into with Messrs. McGuire, Kuhn and Del Col will remain in full force and effect through the closing of the Merger. If the Merger Agreement is terminated, the Executive Employment Agreement will terminate and have no force and effect.

Each Executive Employment Agreement has a term of five years following the closing of the Merger, followed by automatic one-year renewals unless notice of non-renewal is provided by Endurance or the executive at least one year prior to the end of the term. A non-renewal by Endurance will be treated as a termination without cause after the term. A non-renewal by the executive will be treated as a resignation without good reason after the term.

The compensation (annual base salary, target annual incentive and target long-term incentive) under each Executive Employment Agreement is the same as the compensation in place prior to the execution of each Executive Employment Agreement and the executive’s duties and responsibilities following the Merger will be consistent with the executive’s current duties and responsibilities. The annual base salary specified in the Executive Employment Agreements is $575,000 for Mr. McGuire, $800,000 for Mr. Kuhn and $500,000 for Mr. Del Col.  The target annual incentive opportunity specified in the Executive Employment Agreements is 110% of base salary for Mr. McGuire, 120% of base salary for Mr. Kuhn and 100% of base salary for Mr. Del Col and the long-term incentive opportunity specified in the Executive Employment Agreements is 160% of base salary for Mr. McGuire, 180% of base salary for Mr. Kuhn and 150% of base salary for Mr. Del Col. In addition, each Executive Employment Agreement provides for reimbursement for housing and travel expenses, as well as a gross-up on U.S. federal and state income taxes arising from the housing and travel expense reimbursements.

During the initial term, upon a separation from service due to death or disability, by Endurance without cause (12 months’ notice required) or by the executive with good reason (three months’ notice required), subject to the execution of a release of claims and compliance with certain restrictive covenants, the executive will be entitled to the following: (a) payment equal to the base salary, annual target incentive compensation and long-term target incentive compensation for the remainder of the term; (b) vesting of all unvested long-term incentive compensation; (c) three months of housing expense reimbursement; (d) reimbursement of relocation expenses; and (e) tax preparation expenses for the last year of employment. Following the initial term, upon such separation from service, subject to the execution of a release of claims and compliance with the restrictive covenants, the executive will be entitled to the above payment, except that the amount under clause (a) above will be equal to a pro-rated annual target incentive compensation and pro-rated long-term incentive compensation.

The executive is subject to employee and customer non-solicitation and non-competition provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. The non-competition and non-solicitation obligations extend for one year (less any period of garden leave) following any separation from service (other than due to death), except that the non-competition obligation will be for six months following a separation from service by the Company for cause.

Form of Amended and Restated Indemnification Agreement

Concurrent with the execution of each Executive Employment Agreement, Endurance entered into an Amended and Restated Indemnification Agreement with each of Messrs. McGuire, Kuhn and Del Col on October 5, 2016, subject to and effective as of the closing of the Merger (each, an “Executive Indemnification Agreement”). The current Endurance indemnification agreements entered into with Messrs. McGuire, Kuhn and Del Col will remain in full force and effect through the closing of the Merger. If the Merger Agreement is terminated, the Executive Indemnification Agreement will terminate and have no force and effect. Each Executive Indemnification Agreement is substantially the same as the indemnification agreement it replaces.

Each Executive Indemnification Agreement provides that Endurance will indemnify the executive to the full extent permitted by applicable law. In addition, each Executive Indemnification Agreement provides for the reimbursement by Endurance of an executive’s expenses related to the defense of claims arising from the executive’s services as a director, officer, employee, agent or fiduciary of Endurance. In the event indemnification is unavailable to an executive, each Executive Indemnification Agreement specifies contribution. Under each Executive Indemnification Agreement, an executive’s right to indemnification does not apply if the claim arises from the executive’s fraud or dishonesty in relation to Endurance. In addition, an executive’s right of indemnification is limited where payment is to be made from another source, where indemnification is prohibited by law or where the claim arises as a result of liability under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.

The Executive Indemnification Agreement also specifies the minimum levels of directors’ and officers’ liability insurance to be purchased by Endurance, the procedure for the determination of an executive’s entitlement to indemnification by Endurance and the procedures to be followed in connection with the defense of third party claims subject to indemnification.

The foregoing description of the Charman Employment Agreement, the Charman Indemnification Agreement, the Executive Employment Agreement and the Executive Indemnification Agreement does not purport to be complete and is subject to and  qualified in its entirety by reference to the Charman Employment Agreement, the Charman Indemnification Agreement, the Executive Employment Agreement and the Executive Indemnification Agreement, as applicable, copies of which are filed as Exhibit 10.1 through 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01     Other Events

On October 5, 2016, Endurance and Sompo issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1.

On October 5, 2016, Endurance sent communications regarding the proposed Merger to its employees and made available a list of answers to anticipated “frequently asked questions” regarding the Merger. Copies of the forms of such communications are furnished as Exhibits 99.2 and 99.3. On October 5, 2016, Endurance also sent communications regarding the proposed Merger to its brokers and clients. A copy of the form of such communications is furnished as Exhibit 99.4.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 5, 2016, by and among Endurance Specialty Holdings Ltd., Sompo Holdings, Inc. and Volcano International Limited
10.1	Amended and Restated Employment Agreement, dated October 5, 2016, by and among Endurance Specialty Holdings Ltd., Volcano International Limited and John R. Charman
10.2	Amended and Restated Indemnification Agreement, dated October 5, 2016, by and between Endurance Specialty Holdings Ltd. and John R. Charman
10.3	Form of Amended and Restated Employment Agreement
10.4	Form of Amended and Restated Indemnification Agreement
99.1	Joint Press Release Issued by Endurance and Sompo, dated October 5, 2016
99.2	Letter to Employees, dated October 5, 2016
99.3	List of Answers to Frequently Asked Questions, made available to Employees, dated October 5, 2016
99.4	Letter to Brokers and Clients, dated October 5, 2016

Cautionary Note Regarding Forward-Looking Statements

This material may include, and Endurance may make related oral, forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition by Sompo (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties, including: (A) that Endurance and Sompo may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain Endurance shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Endurance’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Endurance’s relationships with its clients, operating results and business generally and (G) the outcome of any legal proceedings to the extent initiated against Endurance, Sompo or others following the announcement of the proposed transaction, as well as Endurance’s and Sompo’s management's response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of Endurance on file with the U.S. Securities and Exchange Commission (“US SEC”). Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Endurance will file with the US SEC a proxy statement on Schedule 14A and may file or furnish other documents with the US SEC regarding the proposed transaction. This press release is not a substitute for the proxy statement or any other document which Endurance may file with the US SEC. INVESTORS IN AND SECURITY HOLDERS OF ENDURANCE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE US SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the US SEC by Endurance through the web site maintained by the US SEC at www.sec.gov or by contacting the investor relations department of Endurance:

Investor Relations
Endurance Specialty Holdings Ltd.
441-278-0988
investorrelations@endurance.bm

Participants in the Solicitation

Endurance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endurance’s shareholders in connection with the proposed transaction. Information regarding Endurance’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Endurance’s annual proxy statement filed with the US SEC on April 8, 2016. A more complete description will be available in the proxy statement on Schedule 14A. You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the US SEC. All such documents, when filed or furnished, are available free of charge at the US SEC's website (www.sec.gov) or by directing a request to Endurance at the Investor Relations contact above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2016

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 5, 2016, by and among Endurance Specialty Holdings Ltd., Sompo Holdings, Inc. and Volcano International Limited
10.1	Amended and Restated Employment Agreement, dated October 5, 2016, by and among Endurance Specialty Holdings Ltd., Volcano International Limited and John R. Charman
10.2	Amended and Restated Indemnification Agreement, dated October 5, 2016, by and between Endurance Specialty Holdings Ltd. and John R. Charman
10.3	Form of Amended and Restated Employment Agreement
10.4	Form of Amended and Restated Indemnification Agreement
99.1	Joint Press Release Issued by Endurance and Sompo, dated October 5, 2016
99.2	Letter to Employees, dated October 5, 2016
99.3	List of Answers to Frequently Asked Questions, made available to Employees, dated October 5, 2016
99.4	Letter to Brokers and Clients, dated October 5, 2016